Exhibit 99.1

Erasca Reports Second Quarter 2025 Business Updates and Financial Results

Efficient execution accelerated clinical entry of pan-RAS molecular glue ERAS-0015 and pan-KRAS inhibitor ERAS-4001

Phase 1 monotherapy data for RAS-targeting franchise expected in 2026

Robust balance sheet with cash, cash equivalents, and marketable securities of $387 million as of June 30, 2025 is expected to fund operations into H2 2028

SAN DIEGO, August 12, 2025 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today provided business updates and reported financial results for the fiscal quarter ended June 30, 2025.

“We are excited by the continued momentum of our RAS-targeting franchise, including its early advancement into the clinic, which has broad application in multiple areas of high unmet medical need,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “Importantly, we expect to deliver initial Phase 1 monotherapy data for our potential best-in-class pan-RAS molecular glue ERAS-0015 and our potential first-in-class and best-in-class pan-KRAS inhibitor ERAS-4001 in 2026. Backed by a robust balance sheet and anticipated cash runway into the second half of 2028, we believe that we are strongly equipped to advance our differentiated approaches against this challenging oncogenic driver and bring new hope to patients with RAS-driven tumors.”

Research and Development (R&D) Highlights

•
IND Cleared for ERAS-4001: In June 2025, Erasca announced clearance of an investigational new drug (IND) application with the United States Food and Drug Administration (FDA) for its pan-KRAS inhibitor ERAS-4001 for patients with KRAS-mutant (KRASm) solid tumors, which is being evaluated in the BOREALIS-1 Phase 1 trial.

•
IND Cleared for ERAS-0015: In May 2025, Erasca announced clearance of an IND application with the FDA for its pan-RAS molecular glue ERAS-0015 for patients with RAS-mutant (RASm) solid tumors, which is being evaluated in the AURORAS-1 Phase 1 trial.

•
Presented Encouraging Preclinical Data for RAS-Targeting Franchise: In April 2025, Erasca presented new preclinical data reinforcing the potential best-in-class profiles of Erasca’s RAS-targeting franchise at the 2025 American Association for Cancer Research (AACR) Annual Meeting.

Key Upcoming Milestones

•
AURORAS-1: Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RASm solid tumors
o
Initial Phase 1 monotherapy data expected in 2026
•
BOREALIS-1: Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRASm solid tumors
o
Initial Phase 1 monotherapy data expected in 2026

Exhibit 99.1

Second Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $386.7 million as of June 30, 2025, compared to $440.5 million as of December 31, 2024. Erasca expects its cash, cash equivalents, and marketable securities balance of $386.7 million to fund operations into the second half of 2028.

Research and Development (R&D) Expenses: R&D expenses were $21.2 million for the quarter ended June 30, 2025, compared to $33.0 million for the quarter ended June 30, 2024. The decrease was primarily driven by an impairment charge on operating lease assets and property and equipment during the quarter ended June 30, 2024, and decreases in personnel costs, including stock-based compensation expense, outsourced services and consulting fees, expenses incurred in connection with clinical trials, preclinical studies, and discovery activities, and facilities-related expenses and depreciation. Erasca also recorded $7.5 million and $22.5 million of in-process R&D expense during the quarters ended June 30, 2025 and 2024, respectively, for upfront and milestone payments under Erasca’s ERAS-0015 and ERAS-4001 license agreements.

General and Administrative (G&A) Expenses: G&A expenses were $9.5 million for the quarter ended June 30, 2025, compared to $12.3 million for the quarter ended June 30, 2024. The decrease was primarily driven by an impairment charge on operating lease assets and property and equipment during the quarter ended June 30, 2024, and a decrease in legal fees.

Net Loss: Net loss was $33.9 million, or $(0.12) per basic and diluted share, for the quarter ended June 30, 2025, compared to $63.2 million, or $(0.29) per basic and diluted share, for the quarter ended June 30, 2024.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits and potential patient population for each of our product candidates, including ERAS-0015 and ERAS-4001; the planned advancement of our development pipeline, including the anticipated timing of data readouts for the AURORAS-1 and BOREALIS-1 trials; our ability to advance our differentiated approaches against RAS-driven tumors and the potential benefit of our product candidates for patients with RAS-driven tumors; and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations into the second half of 2028. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including,

Exhibit 99.1

without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; we may be unable to secure partnerships or other strategic collaborations for naporafenib on acceptable terms or at all; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	June 30,	December 31,
	2025	2024
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$386,749	$440,473
Working capital	282,509	277,398
Total assets	445,386	502,526
Accumulated deficit	(832,505)	(767,663)
Total stockholders’ equity	372,258	423,499

Exhibit 99.1

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating expenses:
Research and development	$21,170	$33,032	$47,139	$61,606
In-process research and development	7,500	22,500	7,500	22,500
General and administrative	9,455	12,250	19,116	22,527
Total operating expenses	38,125	67,782	73,755	106,633
Loss from operations	(38,125)	(67,782)	(73,755)	(106,633)
Other income (expense)
Interest income	4,330	5,041	9,070	8,941
Other expense, net	(81)	(460)	(157)	(526)
Total other income (expense), net	4,249	4,581	8,913	8,415
Net loss	$(33,876)	$(63,201)	$(64,842)	$(98,218)
Net loss per share, basic and diluted	$(0.12)	$(0.29)	$(0.23)	$(0.53)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	283,355,730	217,806,567	283,308,273	184,484,154
Other comprehensive income (loss):
Unrealized (loss) gain on marketable securities, net	(213)	14	10	(273)
Comprehensive loss	$(34,089)	$(63,187)	$(64,832)	$(98,491)

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.